                                                                     Exhibit 4.2

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository or a nominee thereof. This Security is exchangeable for securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                   NIKE, INC.
                       6-3/8% Notes Due December 1, 2003



No. 1                                                               $200,000,000
CUSIP No. 654106 AA 1


          NIKE, Inc., a corporation duly organized and existing under the laws of Oregon (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on December 1, 2003, and to pay interest thereon from December 1, 1996 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing June 1, 1997 at the rate of 6-3/8% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest is permitted by law) at the rate of 6-3/8% per annum on any overdue principal and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Trustee and the Holders of Securities not less than 30 days prior to such special record date, or be paid at any time in any other lawful manner. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          Payment of the principal of and interest on this Security will be made
(i) if this Security is a Global Security registered in the name of the Depository or its nominee, to such Depository or such nominee, by wire transfer of immediately available funds on each of the applicable interest payment dates and (ii) if this Security is in definitive registered form, at the offices or agencies of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, and in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that except with respect to a
                             --------  -------
Global Security, at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register with respect to the Securities.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          In Witness Whereof, the Company has caused this instrument to be duly executed.

                                       NIKE, Inc.

                                       By: ________________________________
                                            Robert S. Falcone
                                            Vice President and Chief
                                            Financial Officer



Attest:

_________________________________________


                         Certificate of Authentication

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                       THE FIRST NATIONAL BANK
                                            OF CHICAGO, As Trustee


Dated:  December 13, 1996              By:_________________________________
                                               Authorized Signatory

                              Reverse of Security

          This Security is one of a duly authorized series of securities of the Company issued and to be issued under an Indenture, dated as of December 13, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000 (herein called the "Securities").

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Securities are subject to redemption, in whole or in part, at the option of the Company, at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (determined on the third Business Day preceding such redemption date), plus, in each case, accrued and unpaid interest thereon to the redemption date.

          "Adjusted Treasury Rate" means the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the redemption date, of the principal being redeemed. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal shall be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Company.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities called for redemption.

In the event of redemption of this Security in part only, upon surrender of such Security, a new Security of the same maturity equal in principal amount to the unredeemed portion of the Security surrendered will be issued in the name of the Holder hereof.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          Subject to certain limitations described in the Indenture, the Indenture permits the Company and the Trustee to enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders. Except with respect to a Default in the payment of the principal of or interest on any Security, the Holders of at least a majority in principal amount of the outstanding Securities by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance by the Company with any provision of the Indenture or the Securities. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, offered the Trustee reasonable indemnity, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal hereof or any interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer or the exchange for an equal principal amount of the Securities is registrable with the Registrar, upon surrender of the Securities at the office or agency of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer or exchange in form satisfactory to the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon the Trustee shall, at the Registrar's request, authenticate one or more new Securities and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued for exchange or to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.